UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 9, 2015

Date of Earliest Event Reported: June 12, 2015

000-55218
(Commission file number)

Trxade Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1115 Gunn Hwy.
Suite 202
Odessa, FL 33556
(Address of principal executive offices)

800-261-0281
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective following the Annual Meeting of Trxade Group, Inc. (the “Company”) on June 9, 2015, the Company amended its articles of incorporation, pursuant to the Company’s Second Amended and Restated Articles of Incorporation (the “Amendment”), to provide for a decrease in the number of authorized shares of the Company’s common stock from 500,000,000 to 100,000,000 shares and a decrease in the number of authorized shares of the Company’s preferred stock from 100,000,000 to 10,000,000 shares, including the elimination of 10,000,000 authorized shares of Series A Convertible Preferred Stock.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of Amendment, a copy of which was filed on May 18, 2015 with the Securities and Exchange Commission as Appendix A to the Schedule 14C Information Statement and incorporated herein by reference.

Votes For	Votes Against	Abstentions
26,405,000	-0-	-0-

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 9, 2015. The matters submitted to a vote of stockholders at the Annual Meeting and the final results for each matter submitted are as follows:

1.

The Company’s stockholders approved an amendment to its articles of incorporation, pursuant to the Second Amended and Restated Articles of Incorporation, as described in Item 5.03 above. The vote results were as follows:

Votes For	Votes Against	Abstentions
26,405,000	-0-	-0-

2.

The Company’s stockholders approved the election of the following four directors to the Company's board of directors to serve until the next annual meeting and until their successors have been elected and qualified.  The vote results were as follows:

Name of Nominee	Votes For	Votes Against	Votes Withheld
Suren Ajjarapu	26,405,000	-0-	-0-
Prashant Patel	26,405,000	-0-	-0-
Donald G. Fell	26,405,000	-0-	-0-
Fernando V. Sanchez	26,405,000	-0-	-0-

3.

The Company’s stockholders ratified the selection of MaloneBailey, LLP, as the Company’s independent public accounting firm, for the fiscal year ending December 31, 2015. The vote results were as follows:

Votes For	Votes Against	Abstentions
26,405,000	-0-	-0-

Item 9.01. Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trxade Group, Inc.

By:

/s/ Suren Ajjarapu

Suren Ajjarapu, Chief Executive Officer

Date: June 12, 2015

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